As filed with the Securities and Exchange Commission on November 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	82-049-7368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

369 Inverness Parkway, Suite 350 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

2016 Equity Incentive Plan
(Full title of the plan)

James S. Marcelli President 369 Inverness Parkway, Suite 350 Englewood, Colorado 80112 Telephone: (720) 340-4949	Copy to: David M. Bovi, Esq. David M. Bovi, PA 2855 PGA Blvd., Suite 150 Palm Beach Gardens, FL 33410
(Name, address and telephone number of agent for service)	(561) 655-0665

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$.64	$3,200,000	$415.36

(1)

Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Act on the basis of the average of the high and low sale price of Lightwave Logic, Inc.’s Common Stock reported on the over-the-counter trading market on November 14, 2019, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Lightwave Logic, Inc. (the “Company”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) which may be offered pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”).

Previously, the Company registered 3,000,000 shares of Common Stock issuable under the 2016 Plan pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-213541) filed with the Securities and Exchange Commission (the “Original Registration Statement”) on September 8, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in the Original Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Other than as set forth herein, the information contained in the Original Registration Statement is incorporated herein by reference.

Item 8.   Exhibits.

EXHIBIT INDEX

Number	Description

4.1	Articles of Incorporation (incorporated by reference to Company’s Form 10-SB as filed with the SEC on April 13, 2007)
4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Company’s Definitive Schedule 14C Information Statement as filed with the SEC on February 19, 2008)
4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Company’s Form S-1 Registration Statement as filed with the SEC on August 3, 2015)
4.4	Restated Bylaws (Incorporated by reference to the Company's Form 10-K as filed with the SEC on March 16, 2018)
5.1	Opinion of Counsel*
23.1	Consent of David M. Bovi, P.A. (Included in Exhibit 5.1)*
23.2	Consent of Morison Cogen LLP, independent registered public accounting firm*
99.1	2016 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A as filed with the Commission on April 20, 2016)
99.2	Amendment No. 1 to 2016 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A as filed with the Commission on April 12, 2019)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 15, 2019.

LIGHTWAVE LOGIC, INC.

By:	/s/ Michael S. Lebby
Michael S. Lebby
Chief Executive Officer,
Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas E. Zelibor	Chairman of the Board of Directors	November 15, 2019
Thomas E. Zelibor

/s/ Michael S. Lebby	Chief Executive Officer and Director	November 15, 2019
Michael S. Lebby

/s/ James S. Marcelli	President, Chief Operating Officer, Principal Financial Officer and Director	November 15, 2019
James S. Marcelli

/s/ Joseph A. Miller	Director	November 15, 2019
Joseph A. Miller

/s/ Ronald A. Bucchi	Director	November 15, 2019
Ronald A. Bucchi

/s/ Siraj Nour El-Ahmadi	Director	November 15, 2019
Siraj Nour El-Ahmadi

/s/ Frederick J. Leonberger	Director	November 15, 2019
Frederick J. Leonberger